EXHIBIT 21
                              IONICS, INCORPORATED

                         SUBSIDIARIES OF THE REGISTRAN


                                                State or Other
       Name                           Jurisdiction of Incorporation
       ----                           ------------------------------

Aqua Cool Enterprises, Inc                       Massachusetts
Aqua Design, Inc.*                               California
Aqua Cool France, S.A.+                          France
Elite Chemicals Pty. Ltd.                        Australia
Favourable Trading Ltd.                          Ireland
Fidelity Purewater, Inc.                         California
Fidelity Water Systems, Inc.                     California
Global Water Services, S.A.++                    Panama
Ionics Acapulco, S.A.                            Mexico
Ionics Agar Environmental Ltd.                   Israel
Ionics Asia-Pacific Pte. Ltd.                    Singapore
Ionics (Bermuda) Ltd.*                           Bermuda
Ionics Caribbean Investors Ltd.                  St. Lucia
Ionics Constructors Trinidad Ltd.                Trinidad and Tobago
Ionics Enersave Engineering Sdn Bhd**            Malaysia
Ionics Foreign Sales Corporation Limited         Jamaica
Ionics France S.A.                               France
Ionics Freshwater Ltd.+++                        Barbados
Ionics Iberica, S.A.                             Spain
Ionics Italba, S.p.A.++++                        Italy
Ionics Korea Inc.                                Delaware
Ionics Life Sciences, Inc.                       New Jersey
Ionics Mega a.s.***                              Czech Republic
Ionics Nederland B.V.                            The Netherlands
Ionics Taiwan, Inc.                              Taiwan
Ionics Ultrapure Water Corporation               California
Ionics (U.K.) Limited                            United Kingdom
Ionics Water Solutions Lda(degree)               Portugal
Ionics Watertec Pty. Ltd.                        Australia
Resources Conservation Co. International         Delaware
Separation Technology, Inc.****                  Minnesota
Sievers Instruments, Inc.                        Colorado

* The Registrant, either directly, through Aqua Design, Inc. or through Ionics (Bermuda) Ltd., wholly owns 13 subsidiary corporations incorporated in various Caribbean jurisdictions. These subsidiary corporations own and operate, or operate and maintain, desalination plants for the supply of potable water to resorts, hotels and municipalities.

** Registrant through Ionics Iberica, S.A. owns 55% of this entity. This entity has subsidiary operations in Malaysia and China.

***  Registrant owns 80% of this entity.

**** Owns a U.K. subsidiary, SeparaTech Limited.

+    This entity is wholly owned by Ionics  France S.A.

++   This entity is wholly owned by Ionics (U.K.) Ltd.

+++  Registrant  owns 50% of this entity.

++++ This entity owns a 75% interest in Agrinord S.r.1., an Italian corporation in the waste treatment business. (degree) Registrant owns 51% of this entity.